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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)      AUGUST 18, 2006
                                                       -------------------------


                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)

          DELAWARE                   001-10346                  77-0226211
----------------------------         ---------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
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                    (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code         (909) 987-9220
                                                    ----------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      In connection with the resignation described in Item 5.02 of this report, on August 18, 2006, EMRISE Corporation (the "Company") and Randolph D. Foote entered into a Resignation and Separation Agreement (the "Agreement"). Under the Agreement, Mr. Foote resigned all of his positions with the Company as of August 18, 2006 and, as described in Item 1.02 of this report, the Company and Mr. Foote jointly terminated Mr. Foote's Executive Employment Agreement dated January 1, 2006. The Agreement provides that effective as of August 21, 2006, Mr. Foote will be assigned to temporary employment with the Company, which the parties anticipate will terminate by approximately October 31, 2006 (the "Employment Separation Date"). The Company, in it sole discretion, may extend the Employment Separation Date up to no more than 60 days. During the time of his temporary employment, Mr. Foote will assist the Company in, among other things, the preparation of the Company's restated financial statements and the Company's filings with the Securities and Exchange Commission and will continue to receive his base salary and employment benefits (other than paid vacation benefits, bonus or incentive compensation).

      After the Employment Separation Date, Mr. Foote will continue to provide reasonable cooperation and assistance to the Company on an as-needed basis during the 12-month period following the Employment Separation Date in consideration of the following payments: (i) a total gross amount of $182,200 during such period (which amount is equivalent to Mr. Foote's current annual salary plus car allowance), payable in equal periodic amounts on the regular pay dates of the Company, and (ii) reimbursement of Mr. Foote's health plan benefit provisions during the 12-month period. Under the Agreement, Mr. Foote released the Company from any claims that he or his affiliates may have against the Company for any acts or omissions by the Company occurring on or prior to the effective date of the Agreement. The effective date of the Agreement is August 25, 2006, unless Mr. Foote revokes the Agreement in writing prior to that date.

ITEM 1.02.      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

      In connection with the resignation described in Item 5.02 of this report, on August 18, 2006, the Company and Mr. Foote jointly terminated Mr. Foote's Executive Employment Agreement dated as of January 1, 2006.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      On August 18, 2006, Mr. Foote, the Company's Senior Vice President, Chief Financial Officer and Secretary, resigned from those positions, and all positions with the Company's subsidiaries. Effective upon Mr. Foote's resignation, the Company appointed Carmine T. Oliva as Interim Chief Financial Officer and Secretary. Mr. Oliva also serves as Chairman of the Company's board of directors and as President and Chief Executive Officer of the Company. Information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K and a description of the material terms of Mr. Oliva's employment agreement are incorporated herein by reference to Items 10 and 13 of the Company's Form 10-K for December 31, 2005.

ITEM 8.01.      OTHER EVENTS.

      On August 21, 2006, the Company issued a press release regarding the conclusion of an internal investigation by the Company's Audit Committee and changes in the Company's executive officers. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.


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ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

       (a)      Financial Statements of Businesses Acquired.
                --------------------------------------------

                Not applicable.

       (b)      Pro Forma Financial Information.
                --------------------------------

                Not applicable.

       (c)      Shell Company Transactions.
                ---------------------------

                Not applicable.

       (d)      Exhibits.
                ---------

                Number  Description
                ------  -----------

                 10.1 Resignation and Separation Agreement dated August 18, 2006 by and between EMRISE Corporation and Randolph D. Foote.

                 99.1 Press release dated August 21, 2006 relating to internal investigation and changes in executive officers.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006              EMRISE CORPORATION

                                   By: /s/ Carmine T. Oliva
                                       -----------------------------------------
                                       Carmine T. Oliva, Chief Executive Officer


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                        EXHIBITS ATTACHED TO THIS REPORT

Number          Description
------          -----------

10.1 Resignation and Separation Agreement dated August 18, 2006 by and between EMRISE Corporation and Randolph D. Foote.

99.1 Press release dated August 21, 2006 relating to internal investigation and changes in executive officers.




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